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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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OSI Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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12525 Chadron Avenue
Hawthorne, California 90250

October 21, 2016

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 6, 2016, at the Company's offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 12, 2016 are entitled to vote at the Annual Meeting.

        Please refer to our Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and executive officers. Please also refer to our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

        You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.

        Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze Secretary

12525 Chadron Avenue
Hawthorne, California 90250

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	10:00 a.m., local time, on Tuesday, December 6, 2016
Location:	The Company's offices, 12525 Chadron Avenue, Hawthorne, California 90250
Proposals:	1.	To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified;
	2.	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017;
	3.	To approve the First Amendment to the Amended and Restated OSI Systems, Inc. 2008 Employee Stock Purchase Plan ("ESPP");
	4.	To conduct an advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2016, as described in the accompanying Proxy Statement; and
	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Record Date:

The Board of Directors has fixed the close of business on October 12, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

Voting:

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone or by written ballot at the Annual Meeting, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 6, 2016: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2016 are available at http://www.proxyvote.com.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at our Annual Meeting of Stockholders ("Annual Meeting"), to be held at 10:00 a.m., local time on December 6, 2016, at our offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

        We are making our proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our most recent Annual Report on Form 10-K ("Proxy Materials"), available to our stockholders via the Internet, although registered stockholders and those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed on or about October 27, 2016.

        Stockholders of record as of the close of business on October 12, 2016 will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.

        When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company by issuance of a subsequent proxy as more fully described on the Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

        At the close of business on October 12, 2016, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding 18,926,290 shares of common stock, $0.001 par value ("Common Stock"). A majority of the shares issued and outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted "FOR ALL," "FOR," "FOR ALL EXCEPT," "WITHHOLD ALL," "AGAINST" or "ABSTAIN" (as applicable) for a proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.

        A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual

Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, our management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

        Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

        Proposal One.    In accordance with our Bylaws, directors are elected by a plurality of the votes cast, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One. Votes marked "withhold" will not affect the outcome of the election of directors.

        Proposal Two.    In accordance with our Bylaws, to be approved, the ratification of Moss Adams LLP as our independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

        Proposal Three.    To be approved, the proposal regarding the first amendment to our ESPP must receive the affirmative vote of the majority of the shares of Common Stock outstanding as of the record date. Proposal Three is considered a "non-routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Three or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote "against" Proposal Three.

        Proposal Four.    In accordance with our Bylaws, to be approved, the proposal regarding our executive compensation for the fiscal year ended June 30, 2016 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Four is considered a "non-routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Four or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Four. The vote on Proposal Four is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors values the opinions that our stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

        All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

        The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 6, 2016:    The Proxy Notice, this Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2016 are available at http://www.proxyvote.com.

 ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

Nominees

        The Board of Directors consists of seven members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

        The seven candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, William F. Ballhaus, James B. Hawkins and Gerald Chizever. All of our director nominees are currently directors of the Company and, with the exception of Mr. Chizever who was appointed in October 2016, were previously elected to serve on the Board of Directors by our stockholders.

        The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until our next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

        If a quorum is present and voting, the seven nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (broker non-votes) will be counted as present only for purposes of determining if a quorum is present.

        The current directors and nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	65	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	54	Director, Executive Vice President and President of OSI Solutions Business	1996
Steven C. Good(1)(2)(3)(4)	74	Director	1987
Meyer Luskin(1)(2)(3)(4)	91	Director	1990
William F. Ballhaus(1)(2)(3)(5)	71	Director	2010
James B. Hawkins(1)(3)(5)	60	Director	2015
Gerald Chizever	72	Director	2016

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Governance Committee

(4)
Member of Executive Committee

(5)
Member of the Technology Committee

Business Experience

        Deepak Chopra is the founder of our Company and has served as President, Chief Executive Officer and a Director since our inception in May 1987. He has served as our Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the Chief Executive Officer of several of our major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief

Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, we acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience in successfully managing our Company.

        Ajay Mehra has served as a Director since March 1996. Mr. Mehra is Executive Vice President of the Company and President of OSI Solutions Business. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named our Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University. Mr. Mehra was selected to serve as a director because of his financial management experience and management experience within our Company.

        Steven C. Good has served as a Director of the Company since September 1987. He has been a consultant for the accounting firm of Cohn Reznick LLP since February 2010. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns (predecessor of Cohn Reznick LLP) in 1976 and served as an active partner until February 2010. He has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp in 1982 and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held real estate investment trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, each of which is listed on the New York Stock Exchange. Mr. Good also currently serves as a Director of Rexford Industrial Realty, Inc., a publicly-held real estate investment trust listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

        Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. He currently serves on the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopaedic Hospital and was formerly the Chairman. Mr. Luskin was formerly Chairman of the Board of the Orthopaedic Institute for Children (previously known as the Los Angeles Orthopaedic Hospital). Mr. Luskin is also a Director on the Advisory Board of the UCLA Luskin School of Public Affairs, a Director of the UCLA Foundation, a Director of the Alliance for College-Ready Public Schools, and a Director of the Jazz Bakery. Mr. Luskin also served as a Director of Myricom, Inc., a computer and network infrastructure company. Mr. Luskin has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

        William F. Ballhaus, Jr. has served as a Director of the Company since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then also as Chief Executive Officer of Aerospace Corporation, an organization dedicated to the application of science and technology to the solution of critical issues in the nation's space program. Between 1990 and 2000, Dr. Ballhaus' career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus serves on the Board of Directors of Draper Laboratory and on the Board of Trustees of the University Space Research Association. Dr. Ballhaus has extensive risk management experience gained through the various executive and board positions that he has held. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, all from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

        James B. Hawkins has served as a Director of the Company since December 2015. Mr. Hawkins is the President, Chief Executive Officer and member of the Board of Directors of Natus Medical Incorporated, a leading manufacturer of medical devices and software and a service provider for the newborn care, neurology, sleep, hearing and balance markets. Mr. Hawkins has held this position since 2004. In addition, he currently serves as a director of El Dorado Resorts Inc. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer, and a Director of Invivo Corporation, a provider of MRI-safe patient monitoring. Mr. Hawkins has extensive risk management experience gained through the various executive and board positions that he has held. He earned his undergraduate degree in Business Commerce from Santa Clara University and holds a Masters of Business Administration degree from San Francisco State University. Mr. Hawkins was selected to serve as a director because of his direct management experience in the medical device area.

        Gerald Chizever has served as a Director of the Company since October 2016. Mr. Chizever has been a partner at the law firm of Loeb & Loeb LLP since 2004. Mr. Chizever's practice includes mergers and acquisitions, corporate finance, public and private securities offerings, general corporate representation and strategic alliances. Mr. Chizever serves as general corporate counsel for public and private companies, advising them in all matters, including business transactions, corporate governance and compliance with governmental regulations. He holds a B.B.A. degree in Accounting and a Juris Doctorate from George Washington University. Mr. Chizever was selected to serve as a director because of his corporate governance and compliance experience, including his experience in highly-regulated industries.

Relationships Among Directors or Executive Officers

        There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

        Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers (as defined in "Compensation of Executive Officers and Directors – Summary Compensation Table") of the Company.

Board Role in Risk Oversight

        The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political, and other risks. Risks are reported to the Board of Directors through our executive officers, who are responsible for the identification, assessment and management of the Company's risks. The Board of Directors regularly discusses the risks reported by our executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

        To optimize its risk oversight capabilities and efficiently oversee the Company's risks, the committees of the Board of Directors are delegated oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of major financial and enterprise risks, including risks related to accounting, auditing, financial reporting, maintaining effective internal control over financial reporting, legal and compliance. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company's executive compensation policies and practices. The Executive Committee oversees risks related to the Company's strategic transactions. The Technology Committee oversees risks related to technology matters.

Board Leadership Structure and Lead Independent Director

        The Chairman of the Board of Directors is the Company's Chief Executive Officer. We believe that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management's role of identifying, assessing and managing risks and the Board of Directors' role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges the Company faces and is thus well positioned to develop agendas and highlight issues that ensure that the Board of Directors' time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and other companies with which we do business. Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve our best interests and the best interests of our stockholders.

        The combined Chairman of the Board and Chief Executive Officer position is balanced by the number of independent directors serving on our Board of Directors, our independent committees and our lead independent director. Mr. Luskin is currently our lead independent director and brings to this role considerable skills and experience as described above in "Election of Directors." The role of lead independent director is designed to further promote the independence of our Board of Directors and appropriate oversight of management and to facilitate free and open discussion and communication among our independent directors.

Board of Directors Meetings, Independence and Committees of the Board of Directors

        There were eight meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2016. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee, Executive Committee and Technology Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the fiscal year ended June 30, 2016 attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

        The Board of Directors has determined that each of the nominees for director, except Mr. Chopra and Mr. Mehra, is independent within the meaning of the director independence standards of The NASDAQ Stock Market (the "Listing Standards"), as currently in effect. Furthermore, the Board of

Directors has determined that each of the members of each of the committees of the Board of Directors is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and the Listing Standards, as currently in effect.

  Audit Committee

        We have a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee makes recommendations for selection of our independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews our financial statements and the adequacy of our internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and the Listing Standards applicable to the Company.

        The Audit Committee currently consists of four independent directors – Messrs. Good, Luskin and Hawkins and Dr. Ballhaus. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. Information regarding Mr. Good's work experience is set forth above under "Election of Directors." To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

        There were four meetings of the Audit Committee during the fiscal year ended June 30, 2016. See "Report of Audit Committee." The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Compensation Committee

        The Compensation Committee is responsible for determining compensation for our executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of our equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of three independent directors – Messrs. Luskin and Good and Dr. Ballhaus. There were ten meetings of the Compensation Committee during the fiscal year ended June 30, 2016. See "Compensation Committee Report."

        The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of four independent directors – Dr. Ballhaus and Messrs. Good, Luskin and Hawkins. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2016.

        The Nominating and Governance Committee will consider director candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate's ability to serve on the Board of Directors.

        The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board of Directors members. The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Executive Committee

        The Executive Committee convenes for the purpose of advising and consulting with our management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of two independent directors – Messrs. Good and Luskin. There were ten meetings of the Executive Committee during the fiscal year ended June 30, 2016.

        The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Technology Committee

        The Technology Committee is responsible for evaluating and making recommendations to the Board of Directors regarding all technology-based matters. The Technology Committee currently consists of two independent directors – Dr. Ballhaus and Mr. Hawkins. There were two meetings of the Technology Committee during the fiscal year ended June 30, 2016.

        The Technology Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Director Nomination Process

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. Our Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

  •
  The name and contact information for the candidate;

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  A statement of the candidate's occupation and background, including education and business experience;

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  Information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

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  A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

  •
  A statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

        Stockholders must also comply with all requirements of our Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. We may also require any proposed nominee to furnish such other information as we or the Nominating and Governance Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating and Governance Committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

        There are no stockholder nominations for election to our Board of Directors to be voted on at this year's Annual Meeting. Stockholders wishing to submit nominations for next year's annual meeting of stockholders must notify us of their intent to do so on or before the date on which nominations must be received by us in accordance with our Bylaws and the rules and regulations of the SEC. For details see "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of three non-employee directors – Messrs. Luskin and Good and Dr. Ballhaus. None of our executive officers has served during the fiscal year ended June 30, 2016 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on our Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2016, no member of our Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K.

        The Board of Directors recommends that you vote "FOR" the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, William F. Ballhaus, Jr., James B. Hawkins and Gerald Chizever as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast at the Annual Meeting.

 RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2 of the Proxy Card)

        The Audit Committee of the Board of Directors has selected Moss Adams LLP ("Moss Adams") as our independent registered public accountants for the year ending June 30, 2017 and has further directed that management submit the selection of independent registered public accountants for ratification by our stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company, and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        In the event that our stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

        Representatives of Moss Adams are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the ratification of Moss Adams as the Company's independent registered public accountants for the fiscal year ending June 30, 2017. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

APPROVAL OF FIRST AMENDMENT TO THE
AMENDED AND RESTATED OSI SYSTEMS, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
(Proposal No. 3 of the Proxy Card)

Introduction

        We are asking stockholders to approve the First Amendment (the "Amendment") to the Amended and Restated OSI Systems, Inc. 2008 Employee Stock Purchase Plan (the "ESPP") to (i) provide that the Board of Directors may amend, modify or terminate the ESPP, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable to comply with applicable law or rule, and (ii) remove the ESPP's automatic termination provision which would otherwise cause the ESPP to expire on August 25, 2018. The Board of Directors approved the Amendment on October 20, 2016, subject to stockholder approval. The Amendment will become effective immediately upon stockholder approval at the Annual Meeting. If the Amendment is not approved by our stockholders, the Amendment will not become effective, the ESPP will continue in full force and effect, and shares of the Common Stock may continue to be issued under the ESPP, subject to its existing terms, conditions and limitations.

        The purpose of the ESPP is to provide employees of the Company and certain of our subsidiaries with an opportunity to purchase shares of Common Stock at a discount through accumulated payroll deductions at levels elected by the employees. The terms of the ESPP provide that no amendment to the ESPP will be effective until such amendment is approved by a vote of a majority of our stockholders if such amendment would:

  •
  increase the aggregate number of shares of Common Stock to be issued under the ESPP (other than due to adjustments upon changes in capitalization);

  •
  materially modify the eligibility requirements to participate in the ESPP;

  •
  increase the maximum number of shares of Common Stock which a participant may purchase in any Offering Period (as defined below);

  •
  extend the term of the ESPP;

  •
  alter the option price per share formula to reduce the price for shares of Common Stock to be purchased under the ESPP;

  •
  otherwise materially increase the benefits accruing to participants under the ESPP; or

  •
  cause the ESPP to fail to meet the "employee stock purchase plan" requirements under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        The terms of the ESPP further state that it will automatically terminate on the date prior to the tenth anniversary of the date on which the ESPP was adopted, or August 25, 2018. We propose that stockholders approve the Amendment to (i) provide that the Board of Directors may amend, modify or terminate the ESPP, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable to comply with applicable law or rule, and (ii) remove the ESPP's automatic termination provision such that there will no longer be a fixed termination date for the ESPP. The Amendment will allow us to continue to offer to our employees the benefits of the ESPP beyond August 25, 2018, unless and until the ESPP is otherwise terminated or the shares of Common Stock reserved for issuance thereunder are exhausted.

        The Amendment is consistent with our desire to continue to afford eligible employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through purchases of Common Stock, which we believe is beneficial to both the Company and our employees.

        We are not asking stockholders to approve any increase to the number of shares reserved for issuance under the ESPP. When originally approved, an aggregate of 1.5 million shares were reserved for issuance under the ESPP. As of the end of the purchase period ending June 30, 2016, there were 893,119 shares remaining for issuance.

Description of the ESPP

        The following is a summary of the principal provisions of the ESPP, as amended. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP, as amended. The Amendment is included as Appendix A to this Proxy Statement.

  Number of Authorized Shares

        The maximum aggregate number of shares of Common Stock that may be issued under the ESPP is 1,500,000 shares. As of the end of the purchase period ending June 30, 2016, of this 1,500,000 shares of Common Stock, a total of 893,119 shares remained available for issuance.

  Administration

        The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). All determinations by the Committee are, to the full extent permitted by law, final and binding upon all parties.

  Offering and Exercise Periods

        The ESPP has been implemented as a series of overlapping 24 month offering periods (each, an "Offering Period"). That is, a new Offering Period commences every six months, beginning on January 1 and July 1 of each year and consists of four exercise periods of six months each ("Exercise Periods"). The Board of Directors or the Committee may change the number and/or duration of the Exercise Periods or the length or date of commencement of an Offering Period at any time.

  Eligibility

        Each employee of the Company, our U.S. subsidiaries or any other designated subsidiaries whose date of hire was at least ninety days prior to the commencement of an Offering Period and who is customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the ESPP. An eligible employee may become a participant by completing an enrollment form authorizing payroll deductions and delivering it to our human resources office no later than ten days prior to the applicable enrollment date. An enrollment form will automatically enroll a participant in the ESPP for each successive Offering Period until such participant timely submits a new payroll deduction authorization, withdraws from participation under the ESPP or becomes ineligible to participate in the ESPP. As of June 30, 2016, approximately 1,363 employees were eligible to participate in the ESPP, of which eight were executive officers of the Company.

  Grant of Option; Purchase Price; Limitations

        On the first day of each Offering Period (the "Offering Date"), each eligible employee participating in such Offering Period will be granted an option to purchase, on the last day of each Exercise Period in such Offering Period (the "Exercise Date"), a number of shares of Common Stock determined by dividing such employee's accumulated payroll deductions by the lower of: (i) 85% of the fair market value of one share of Common Stock on the Offering Date or (ii) 85% of the fair market value of one share of Common Stock on the applicable Exercise Date. However, if any Exercise Date of an Offering Period occurs following the 27 month anniversary of the applicable Offering Date for any reason, the per share purchase price for Common Stock for such Exercise Period will equal 85% of the fair market value of a share of Common Stock on the applicable Exercise Date.

        Unless a participating employee withdraws from the ESPP, his or her option will be automatically exercised on each Exercise Date of the Offering Period and will automatically expire upon the termination of each Offering Period; provided, however, that in no event will an employee be permitted to purchase during an Exercise Period a number of shares of Common Stock in excess of the number determined by dividing $12,500 by the fair market value of a share of Common Stock on the Offering Date.

        In addition, no employee will be granted an option under the ESPP if, immediately after grant, the employee would own stock possessing 5% or more of the voting power or value of all classes of stock of the Company or of any of our subsidiaries (including stock which may be purchased under the ESPP or pursuant to any other options), nor will any employee be permitted to participate to the extent such employee could purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company in any calendar year.

        Participants must notify us of any disposition or other transfer of any shares of Common Stock acquired under the ESPP if such disposition or transfer is made within two years after the applicable Offering Date or within one year after the applicable Exercise Date.

  Payroll Deductions

        Payroll deductions commence on the first payday following the Offering Date. The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the plan to mean the participant's base rate of pay, including commissions and cash bonuses, but excluding income with respect to stock options, restricted stock awards or other stock purchases and expense reimbursements. A participant may decrease (but not increase) payroll deductions up to four times during an Offering Period. A participant may also discontinue his or her participation in the ESPP at any time during the Offering Period, in which case such participant's payroll deductions credited to his or her account will be paid to such employee. Upon termination of an Offering Period, a participant will automatically participate in the subsequent Offering Period at the same payroll deduction percentage unless the participant delivers a different authorization or the participant becomes ineligible for participation in the ESPP.

  Automatic Transfer to Lower-Price Offering Period

        In the event that the fair market value of a share of Common Stock is lower on an Exercise Date than it was on such Offering Period's Offering Date, the Offering Period will automatically be terminated following such Exercise Date. A new Offering Period will begin on the day following such Exercise Date, and participants in the terminated Offering Period will be automatically enrolled at the same levels in the Offering Period beginning on the day following the terminated Offering Period. As noted above, the duration, timing and terms of Offering Periods may be changed by the Committee at any time.

  Withdrawal; Termination of Employment

        Participants may withdraw from participation in the ESPP at any time, in which case such participant's payroll deductions credited to his or her account will be paid to such participant. Once a participant withdraws from the ESPP, that participant may elect to participate again for any subsequent Offering Period (so long as the participant is then eligible to participate in the ESPP and elects to participate). If a participant experiences a termination of employment, we will pay to such participant any amounts in his or her account. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account by giving us written notice.

  Transferability

        No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution), and any such attempt may be treated by us as an election to withdraw from the ESPP.

  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control

        The number of shares of Common Stock reserved under the ESPP, the number of shares of Common Stock subject to outstanding options under the ESPP which have not yet been exercised, and the price per share of Common Stock covered by each option under the ESPP which has not yet been exercised will be proportionately adjusted for any stock split, reverse stock split, stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, each option under an ongoing Offering Period will be assumed or an equivalent option will be substituted by the successor or purchaser corporation, unless the Board of Directors determines, in its sole discretion, to provide the participant with the right to exercise his or her option as to all of the option shares of Common Stock.

  Amendment and Termination

        Our Board of Directors may amend, modify or terminate the ESPP at any time without notice as long as no participant's existing rights are adversely affected by such amendment, modification or termination. Stockholder approval is required under the ESPP for any amendment which would:

  •
  increase the aggregate number of shares of Common Stock to be issued under the ESPP;

  •
  materially modify the requirements for eligibility to participate in the ESPP;

  •
  increase the maximum number of shares of Common Stock which a participant may purchase in any Offering Period;

  •
  extend the term of the ESPP;

  •
  reduce the price for shares of Common Stock to be purchased under the ESPP;

  •
  otherwise materially increase the benefits accruing to participants under the ESPP; or

  •
  cause the ESPP to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

        If the stockholders approve the Amendment, the Board of Directors may amend, modify or terminate the ESPP, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable to comply with applicable law or rule.

        Unless terminated earlier, the ESPP will automatically terminate on the date prior to the tenth anniversary of the date on which the ESPP was originally adopted, but will remain in full force until the end of the Offering Period then in effect. If the stockholders approve the Amendment, this automatic termination provision will be eliminated and will no longer apply.

Federal Tax Information

        The following information is a general summary of the federal income tax consequences of the ESPP to participants and to the Company. Tax laws may change, and actual tax consequences will depend on the participant's individual circumstances as well as state and local tax laws. We encourage all employees to seek tax advice when they participate in the ESPP. The ESPP is intended to qualify as an "employee stock purchase plan" under Code Section 423.

  Tax Treatment of Participants

        Participants will not recognize income as a result of enrollment in the ESPP or when they purchase shares of Common Stock under the ESPP. If the participant holds the shares acquired under the ESPP until the later of one year after the Exercise Date or two years after the Offering Date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the lesser of (i) the difference between the purchase price and the fair market value of the shares on the date of disposition or (ii) 15% of the fair market value of the shares on the Offering Date. Any additional gain will generally be taxed as long-term capital gain. If the shares of Common Stock are sold for less than the purchase price, then there is no ordinary income, but the participant will have a long-term capital loss equal to the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the Exercise Date or less than two years after the Offering Date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the Exercise Date. The difference between the sale price and the fair market value on the Exercise Date will be a capital gain or loss.

  Tax Treatment of Company

        When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits

        Participation in the ESPP is voluntary, so awards granted under the ESPP are subject to the elections of the participants. We are not requesting that additional unissued shares be authorized for use under the ESPP. As of June 30, 2016, the ESPP had approximately 893,119 shares reserved for issuance thereunder, and in fiscal year 2016, approximately 60,375 shares were issued under the ESPP. The benefits that will be awarded or paid under the amended ESPP are not currently determinable, and will vary depending on the level of participation by each individual participant (subject to the limitations described above). As of June 30, 2016, the closing price of a share of Common Stock was $58.13.

        The table below shows, for the listed individuals and specified groups, the number of shares of Common Stock purchased under the ESPP during fiscal year 2016.

Name	Number of Shares of Common Stock Purchased under the ESPP
Named Executive Officers
Deepak Chopra	402
Alan Edrick	402
Ajay Mehra	402
Victor S. Sze	402
Pak Chin	0
Executive Group	1,959
Non-Executive Director Group	0
Non-Executive Officer Employee Group	58,416

        The Board of Directors unanimously recommends that you vote "FOR" the First Amendment to the ESPP. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares of Common Stock outstanding as of the record date.

 ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JUNE 30, 2016
(Proposal No. 4 of the Proxy Card)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory, non-binding basis, our executive compensation for the fiscal year ended June 30, 2016 as disclosed in the Proxy Statement in accordance with the SEC's rules, including Section 14A of the Exchange Act. We currently conduct this advisory vote on an annual basis, and the next advisory vote is expected to be conducted at our 2017 Annual Meeting of Stockholders.

Summary

        Our Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. We are asking our stockholders to provide advisory approval of our executive compensation as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement. We recognize and value the critical role that executive leadership plays in our performance. Our executive compensation philosophy is intended to ensure that executive compensation is aligned with our short- and long-term business strategy, objectives and stockholder interests. Our executive compensation is designed to attract, motivate and retain highly qualified executives. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the short- and long-term interests of our stockholders.

        We urge you to review the "Compensation Discussion and Analysis" section of the Proxy Statement and executive-related compensation tables for more information.

Emphasis on Pay-For-Performance Principles

        We believe that executive compensation should be tied to the performance of the Company on both a short-term and long-term basis. We believe that our continued success is closely tied to the performance of our executive officers and have designed our compensation practices in order to reward the executives for their contributions to our overall success.

Alignment with Stockholders' Interests

        We grant annual incentives based in part on each executive's contribution to enhancing short- and long-term profitable growth of the Company. We also grant long-term equity-based incentives as a substantial component of the compensation program to reward long-term performance and further align the interests of management with those of our stockholders. We have historically used restricted stock, restricted stock units and stock options as our equity incentive vehicles because these awards enable the executives to establish a meaningful equity stake in the Company while allowing them to participate in future value creation through appreciation of the shares. These awards tie the executives' interests to those of long-term stockholders and serve to motivate the executives to lead the Company to achieve long-term financial goals that are expected to lead to increased stockholder value. In addition to linking compensation value to stockholder value, these awards generally have vesting conditions, which creates a strong retention incentive and helps ensure the continuity of our operations. For fiscal year 2016, 100% of the long-term equity incentives granted to our Named Executive Officers consisted of restricted stock units subject to performance vesting based on growth of adjusted EBITDA per share.

Long-Term Performance

        In order to promote our philosophy of pay-for-performance and furthering our objective of aligning the interests of management with those of our stockholders, we have established performance programs for certain of our executive officers. These programs focus on the achievement of our long-term financial goals and factors that create long-term stockholder value. By establishing performance targets tied to key corporate financial metrics, we are incentivizing our officers to achieve our long-term corporate objectives and ultimately increase stockholder value.

Highlights of 2016 Exeuctive Compensation Program

        The Board of Directors believes our executive compensation program is designed appropriately and that a vote in favor of the proposal is warranted, including for these reasons: (1) 100% of Named Executive Officer equity awards for fiscal 2016 were performance-based and tied to measurable pre-established targets; (2) we conducted a robust stockholder outreach and, in response to stockholder feedback, revised our annual incentive program to be performance-based and tied to measurable targets; and (3) we are committed to having strong governance standards and continue to take steps to further this commitment.

        1.     100% Performance-Based Equity Awards:    Equity awards granted to our Named Executive Officers are 100% performance-based and tied to measurable pre-established adjusted EBITDA per share goals.

        100% of the equity grants made to our Named Executive Officers during fiscal 2016 were performance-based and tied to pre-established adjusted EBITDA per share targets which require significant annual growth. 40% of the maximum number of shares that can be earned under each Named Executive Officer's 2016 award has a three-year performance component which vests or is forfeited following the end of the three-year performance cycle, subject to the achievement of the adjusted EBITDA per share growth target for fiscal 2018. If 85% of this three-year adjusted EBITDA per share target is not attained, then these shares are forfeited. The remaining 60% of the maximum number of shares that can be earned under each executive's 2016 award may vest up to 20% per year over the three-year period if annual adjusted EBITDA per share growth targets are exceeded for fiscal years 2016, 2017 and 2018, respectively. These grants were made pursuant to our Six-Year Performance Program, which was established in 2012.

        We believe that the performance metrics underlying our long-term equity incentive program are rigorous and we have not disclosed current metrics because their disclosure would allow our competitors to determine the EBITDA and pricing related to key programs, which would be competitively harmful to us. The adjusted EBITDA per share target for the three-year performance cycle ended in fiscal 2016 was $5.38.

        For fiscal 2016, we achieved 118% of the fiscal 2016 adjusted EBITDA per share target, and as a result the 60,000 shares granted to our CEO in fiscal 2014 were vested. In addition, our CEO earned 72,000 shares, consisting of 24,000 vested shares earned pursuant to the fiscal 2016 grant, 24,000 vested shares earned pursuant to the fiscal 2015 grant and 24,000 vested shares earned pursuant to the fiscal 2014 grant.

        2.     Stockholder Outreach and Annual Cash Incentives:    We conducted a robust stockholder outreach and revised our annual cash incentive program to directly address the feedback we received from our stockholders.

        The Compensation Committee takes very seriously stockholder feedback with respect to executive compensation. We conducted a robust stockholder outreach, contacting and requesting meetings with over 75% of our top 25 stockholders, so that we could better understand stockholder sentiments and concerns about our program. In response to the specific stockholder feedback we received, the Compensation Committee revised the annual cash executive officer incentive program for fiscal 2016 to be performance-

based and formulaicly tied to measurable thresholds, targets, and maximums. The annual incentives under this program are now calculated based on the Company's pretax adjusted return on equity (AROE). Depending on the level of AROE achieved, each participating corporate Named Executive Officer will be awarded a cash incentive calculated based upon a formula up to a maximum award. We believe that the AROE metrics underlying our annual incentive program are rigorous yet achievable with significant management effort. The Compensation Committee will have the discretion to reduce each calculated award under this program by up to 20%.

        Our stockholders also indicated that our programs should be simplified and reflect overall corporate performance. In response to this, our Compensation Committee eliminated the separate Mexico SAT Incentive Program effective July 1, 2015. Accrued amounts as of the date of termination of this program were paid out to participating executives.

        3.     Corporate Governance and Best Practices:    We are committed to having strong governance standards with respect to our compensation programs, procedures and practices.

        We have taken the following actions to enhance our corporate governance and executive compensation policies:

  •
  Conducted a robust stockholder outreach and revised our fiscal 2016 executive compensation to address specific stockholder feedback;

  •
  Prohibited all hedging and pledging of Company stock by executive officers and directors. As of the date of the Proxy Statement, no shares of Company stock are pledged by any Named Executive Officer or director.

  •
  Adopted a robust clawback policy that provides that if an accounting restatement is required due to material non-compliance with any accounting requirements, then we will seek to recover any excess in the incentive compensation earned by all of our executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, over the prior three years over what they would have earned if there had not been a material restatement of the financial statements. We have also included clawback provisions in each Named Executive Officer's employment agreement.

  •
  Established rigorous Company stock ownership guidelines requiring each executive officer to own Company stock valued at least at five times his annual base salary. These guidelines align the executives' long-term interests with those of our stockholders. In addition, prior to attaining the 5X share ownership guideline, each executive is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock or unit awards, net of amounts required to pay taxes and exercise price.

        The Board of Directors believes that the information above as well as that provided in the section entitled "Compensation of Executive Officers and Directors" contained in the Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with the stockholders' interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of OSI Systems, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the SEC, including in the section entitled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement."

        The Board of Directors recommends that you vote "FOR" the approval of the Company's executive compensation for the fiscal year ended June 30, 2016. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved on an advisory basis, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Our executive officers are as follows:

Name	Age	Position
Deepak Chopra*	65	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick*	48	Executive Vice President and Chief Financial Officer
Ajay Mehra*	54	Director, Executive Vice President and President of OSI Solutions Business
Victor Sze*	49	Executive Vice President and General Counsel
Pak Chin*	44	President of Security Division
Sujit Kumar	46	President of Healthcare Division
Manoocher Mansouri	60	President of Optoelectronics and Manufacturing Division
Paul Morben	55	President of OSI Electronics, Inc.
Rick Merritt	54	Senior Vice President and Chief Human Resources Officer

*
Denotes our Named Executive Officers for fiscal 2016.

        The following section sets forth certain background information regarding those persons currently serving as our executive officers, excluding Deepak Chopra and Ajay Mehra, who are described above under "Election of Directors":

          Alan Edrick is our Executive Vice President and Chief Financial Officer. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than two decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

          Victor S. Sze is our Executive Vice President and General Counsel. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor of Arts degree in Economics from the University of California, Los Angeles and a Juris Doctorate from Loyola Law School.

          Pak Chin is President of our Security division. Mr. Chin joined the Company in May 2015 from Honeywell Inc. where he held a variety of leadership positions over 17 years including Vice President of the Boeing KC-46 Pegasus Aerial Refueling Tanker program, Vice President of the Lockheed Martin, Northrop Grumman, General Atomics and Huntington Ingalls Defense & Space business segment, Vice President of commercial aerospace and airlines business segment in Asia Pacific and Chairman of the Board for the Honeywell Aerospace and TAECO Aerospace joint venture. Mr. Chin holds a Bachelors in Electrical Engineering from the University of Oklahoma and a Masters in International Business from the Rensselaer Polytechnic Institute.

          Sujit Kumar is President of our Healthcare division. Mr. Kumar brings over two decades of global experience with majority in the medical device and HCIT space. Mr. Kumar joined the Company in April 2016 from Verathon Medical (part of Roper Technologies) where he most recently served as Vice President/General Manager. He has also held global leadership positions at Philips Healthcare, GE Healthcare, GM and Amazon.com. Early in his career, Mr. Kumar worked in investment banking advising clients on M&A and buy-side analysis. Mr. Kumar holds a Bachelor of Science degree in Mechanical Engineering from Osmania University, India, a Master of Science degree in Mechanical Engineering from University of Mississippi, and a Master of Business Administration degree from Ross School of Business at University of Michigan.

          Manoocher Mansouri is President of our Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of our Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 30 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of our OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in Electrical Engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

          Paul Morben is President of our OSI Electronics, Inc. subsidiary. Mr. Morben first joined the Company in 1983 and was named President of OSI Electronics in June 2012. Mr. Morben has over 30 years of experience in the optoelectronics and manufacturing services industry, including approximately 10 years in Asia where he established and led our manufacturing operations in Singapore, Indonesia, and Malaysia. Mr. Morben holds a Bachelor of Science degree in Management Science from California State University, Northridge and a Master of Business Administration degree from Concordia University, Irvine.

          Rick Merritt is our Senior Vice President and Chief Human Resources Officer. Prior to joining the Company in October 2013, Mr. Merritt held the positions of Global Vice President of Human Resources for Power-One, Inc., a power conversion solution provider, from April 2011 to October 2013 and Global Vice President at International Rectifier Corporation, a publicly-traded power management technology company, from May 2004 to April 2011. Mr. Merritt received a Bachelor of Science degree from Indiana University and a Master of Science degree from California State University, Hayward.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for our Named Executive Officers. For additional information, please refer to the more detailed compensation disclosures beginning with and following the "Summary Compensation Table" contained in this Proxy Statement.

Advisory Vote on Named Executive Officer Compensation; Stockholder Outreach

        We maintain open lines of communication with our stockholders, and senior management routinely interacts with our stockholders on a number of matters, including executive compensation, in order to better understand their opinions and to obtain their feedback. Further, the Compensation Committee considers the outcome of our annual say on pay vote when making decisions regarding our executive compensation program. At our 2015 annual meeting, more than 50% of the votes cast on the advisory vote on the compensation of our Named Executive Officers were in favor of our executive compensation policies. Although this proposal passed, the Compensation Committee deliberated extensively about the results of this vote and considered this result when engaging in its ongoing review of our executive compensation program.

        We conducted targeted stockholder outreach efforts to gather input on the compensation program from some of our largest stockholders. We requested meetings with over 75% of our top 25 stockholders, and we spoke with each stockholder that expressed an interest in speaking with us. Our Chief Financial Officer, General Counsel, and/or a member of our Compensation Committee generally participated in these meetings. The primary goals in soliciting feedback from our stockholders were to (a) better understand their views on our executive compensation program, (b) identify specific concerns and issues reflected in their 2015 vote, and (c) initiate discussions about proposed changes to the program. The general feedback was that our executive compensation program should be simplified, reflect overall corporate performance, and be more formulaic.

        In response to the 2015 say on pay vote and stockholder discussions, the Compensation Committee took the following actions with respect to our executive compensation program:

Stockholder Concern Expressed	Company Response/Action Taken
Annual bonus is discretionary	Eliminated the discretionary annual bonus for corporate Named Executive Officers.
Established the annual incentive program. This program is formulaic based on a pretax adjusted return on equity metric (AROE).

In order for corporate Named Executive Officers to earn awards under the annual incentive program, the Company must exceed certain AROE thresholds. Awards can range from 0% to 200% of base salary depending on level of AROE achieved.
Corporate Named Executive Officer compensation should not be based on any one individual program but rather based on overall corporate performance.
Eliminated the separate Mexico SAT Incentive Program and included Mexico SAT results in our Six Year Performance Program so that the corporate Named Executive Officers compensation is based on overall Company performance.

        At the upcoming 2016 annual meeting, we will again hold an annual advisory vote to approve executive compensation. We will continue to engage with our stockholders throughout the year, and the Compensation Committee will consider the results from this year's and future advisory votes on executive compensation, as well as any feedback received from stockholders.

Governance Highlights

        We are committed to having strong governance practices with respect to our compensation programs, practices and procedures. We believe that these practices reinforce our emphasis on tying executive compensation to performance. The following chart highlights some of our governance practices with respect to executive compensation:

What We Do	What We Do Not Do
Use 100% performance-based vesting with respect to executive equity awards	No excise tax gross-ups upon a change in control
Have formulaic performance-based annual incentives	No hedging, pledging, or speculative transactions are permitted by executives and directors
Maintain a robust clawback policy	No re-pricing of underwater stock options
Maintain share ownership and retention guidelines for executives and directors	No stock option grants with an exercise price less than fair market value
Conduct an annual say on pay vote	No "single trigger" severance payments owing solely on account of the occurrence of a change in control event
Maintain open lines of communication with stockholders and conducted a robust stockholder outreach

Executive Compensation Summary

  Fiscal 2016 Performance

        During fiscal 2016, we (a) achieved a significant 15-year booking and successful rollout of our turnkey screening solutions program in Albania, (b) had a strong win rate for our Security division's Real Time Tomography (RTT) checked baggage screening product in the EMEA region, (c) strengthened our leadership team, (d) announced the signing of a significant strategic acquisition in our Security division, and (e) completed two acquisitions and expanded our operating margins in our Optoelectronics and Manufacturing division. We were, however, adversely impacted by certain global economic factors, including lower oil prices, sluggishness in emerging markets, and volatility in the Middle East.

        Leverage Business Infrastructure.    Even as we launched new products, entered new markets, and invested substantial amounts in R&D, we actively leveraged our business infrastructure and maintained intelligent cost management.

        Growth in Markets and Opportunities.    In fiscal 2016, we continued to expand our addressable markets through new product introductions and targeting of markets that did not previously represent a significant source of revenues. This dynamic approach has served, and we believe it will continue to serve, to sustain growth over the long term. Some of our key achievements during fiscal 2016 include the following:

  •
  Expanding presence with international customers for checked baggage scanning solutions, related services and support.

  •
  Significant 15-year booking and successful rollout of our turnkey screening solutions program in Albania.

  •
  Acquiring two companies in our Optoelectronics and Manufacturing division.

  •
  Acquiring product lines and companies that not only leverage the Company's existing operating infrastructure but also provide immediate entry into growing market segments.

        Building a Foundation for the Future.    We continue to make significant targeted investments in R&D and acquisitions. In 2016, we entered into an agreement for a significant strategic acquisition in our

Security division as well as completed two acquisitions in our Optoelectronics and Manufacturing division. We believe that these acquisitions and investments, as well as other product development programs that are currently underway, will result in enhanced business outcomes for years to come.

Role of the Compensation Committee

        Our Board of Directors appoints members to the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect. The Compensation Committee is responsible for establishing and approving all compensation for our Named Executive Officers, including base salaries, annual incentives, long-term equity incentive compensation, benefits and perquisites, and other compensation. The Compensation Committee may delegate certain of its responsibilities to a subcommittee, to individuals or to others.

        Compensation for each of our Named Executive Officers (other than our Chief Executive Officer) is recommended to the Compensation Committee by our Chief Executive Officer. Compensation for our Chief Executive Officer is established by the Compensation Committee on its own.

        The Compensation Committee has designed an executive compensation program that is focused on the attainment of consistent, long-term stockholder returns through (a) aligning executives' incentives with both single-year and multi-year performance, and (b) attracting and retaining executives with capabilities to lead the Company to excel in a competitive landscape. This structure is designed to emphasize pay for performance while simultaneously mitigating risk exposure.

Executive Compensation Program Elements

        The particular elements of the compensation program for our Named Executive Officers consist of both fixed compensation and variable compensation. Consistent with our pay-for-performance philosophy, we structure our compensation program such that fixed compensation is a relatively small percentage of total compensation whereas variable compensation comprises a significant percentage of total compensation. The Compensation Committee takes risk into account when establishing the compensation program and believes that the current structure appropriately balances risk and the desire to focus executives on specific annual and long-term goals while not encouraging unnecessary or excessive risk taking.

        The following is an overview of the elements of our compensation and benefits programs for fiscal 2016:

Pay Element	Description
Base Salary	Fixed cash compensation set based on the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position.
Annual Incentives	Cash-based annual incentives that are determined formulaically based on AROE metrics, including a negative discretion feature whereby calculated awards may be reduced up to 20%.

The Turnkey Solutions Incentive Program allows for annual incentives in the form of shares of stock or, at our discretion, cash to be granted to Mr. Mehra based on the achievement of certain pre-established performance metrics.
Long-Term Incentives
The fiscal 2016 program with respect to the Named Executive Officers consisted of performance-based restricted stock units under the Six-Year Performance Program, which are earned based on the achievement of pre-established EBITDA-based metrics for each of the three years following grant, as well as an aggregate three-year metric.
Benefits	Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance.
Perquisites	For fiscal 2016, perquisites included car allowances.
Retirement	401(k) retirement plan, which includes a Company match.
Nonqualified deferred compensation plan that permits the deferral of salary and cash incentives at executive officers' election and permits a Company match.
Nonqualified defined benefit plan, of which our CEO is the only participant.

        In fiscal 2016, fixed compensation comprised approximately 16% to 35% and variable compensation comprised approximately 65% to 84% of each Named Executive Officer's total compensation. Average variable compensation for the Named Executive Officers represented 80% of total compensation.

        Fixed Compensation.    Fixed compensation is intended to compensate our Named Executive Officers for their ongoing responsibilities and consists of base salary. Base salary is set to attract and retain executive talent. Base salaries for our Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position. Salaries are reviewed periodically, typically on an annual basis.

        The Compensation Committee takes a conservative approach with respect to base salary increases. For example, our CEO's base salary has not been increased since 2008. In determining whether base salary levels for fiscal year 2016 were appropriate, the Compensation Committee considered the minimum base salary amount provided for in the Named Executive Officer's employment agreement, as well as a determination of each Named Executive Officer's responsibilities, past performance and expected future contributions. In fiscal 2016, the Compensation Committee determined not to adjust any base salary levels for any of the Named Executive Officers.

        Variable Compensation.    Variable compensation provides our Named Executive Officers with the opportunity for substantial rewards for achieving successful performance and contributing toward sustainable and consistent stockholder returns, and consists principally of annual incentive awards and long-term incentive compensation.

          Annual Incentive Awards.     All corporate Named Executive Officers are eligible for an annual incentive pursuant to our annual incentive program. Annual incentives under this program are designed to focus our participating Named Executive Officers on annual operating achievement and near-term success. Annual incentives are calculated based on a formula tied to AROE metrics and provide for a threshold below which no incentive will be paid and a maximum award level.

          Depending on the level of AROE achieved, corporate executives can earn from 0% to 200% of base salary as follows:

AROE	% of Base Salary Earned
Less than 10%	0%
10%	25%
11%	50%
12%	75%
13%	100%
14%	125%
15%	150%
16%	175%
17% or more	200%

          The Compensation Committee considers AROE to be an effective annual performance measure for assessing the Company's efficient use of capital and return to stockholders. The AROE targets were designed to be challenging yet achievable with significant effort and management skill and were established in order to provide the executives sufficient incentive to create long-term stockholder value while at the same time ensuring appropriate risk management. The Compensation Committee retains negative discretion to reduce any awards under the annual incentive program up to 20% of the calculated value.

          Turnkey Solutions Incentive Program.     In 2015, we established an incentive program tied to the performance of our turnkey solutions business (the "Turnkey Solutions Incentive Program"). Mr. Mehra, President of the OSI Solutions Business, is the only Named Executive Officer who participates in this program. Incentives under the Turnkey Solutions Incentive Program are conditioned on the achievement of certain metrics based on the operating income and bookings of our solutions business (excluding certain operations already existing at the time of the adoption of the program). The operating income and bookings targets are believed to be challenging, but achievable with significant management effort. For fiscal year 2016, we did not achieve the operating income threshold of $10 million generated by new business. Therefore, Mr. Mehra did not earn anything under this component of the program. Mr. Mehra vested in 23,800 RSUs for achieving a bookings target of $225 million of new business in fiscal 2016.

          Long-Term Incentive Program.     In order to further promote our philosophy of pay-for-performance and furthering our objective of aligning our executive compensation with our long-term financial goals and factors that create long-term stockholder value as well as incentivizing the desired individual performance of our Named Executive Officer, we have a long-term incentive program. For fiscal 2016, our long-term incentive program was comprised of the Six-year Performance Program described in more detail below.

          The grants to our Named Executive Officers during fiscal 2016 were performance based in their entirety. The Compensation Committee believes that this vesting structure provides an incentive for our Named Executive Officers to remain with the Company and also focus the Named Executive Officers on consistently achieving corporate performance and business objectives for the benefit of our stockholders.

          Our overall long-term incentive program is designed to retain our Named Executive Officers and to align the interests of our Named Executive Officers with the long-term interests of our stockholders, namely the achievement of sustainable, long-term stock price appreciation. All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under our equity incentive plan as in effect on the date of grant, fair market value is determined by the closing price of our Common Stock on such dates.

          With respect to performance based awards, the Compensation Committee has established a six-year program for long-term performance based incentive grants for our Named Executive Officers. The program provides for yearly grants of equity or equity-tied incentives. Each award is 100% performance based and vests based on the achievement of certain one-, two- and three-year performance targets as well as a three-year performance target tied to objective adjusted EBITDA per share metrics. Upon the termination of the Mexico SAT Incentive Program, the Compensation Committee incorporated the EBITDA from the Mexico SAT project into this program. The metrics incentivize consistent, long-term growth, and were designed to be challenging, but achievable with significant effort and management skill.

          Each fiscal year, our Named Executive Officers are awarded an initial grant, which vests if a three-year adjusted EBITDA per share target is achieved. However, if actual three-year performance falls below target, shares in the initial grant would be forfeited as follows:

Actual Performance as a Percentage of Target	Result
95% to 99.9%	10% of shares or units would be forfeited
90% to 94.9%	25% of shares or units would be forfeited
85% to 89.9%	55% of shares or units would be forfeited
Below 85%	100% of shares or units would be forfeited

          Additional shares may be earned annually for each initial grant within the three-year performance period if annual targets are exceeded as follows:

Actual Performance as a Percentage of Target	Result
105% to 110%	Vested shares or units equaling 20% of initial grant would be awarded
110% to 115%	Vested shares or units equaling 30% of initial grant would be awarded
115% to 120%	Vested shares or units equaling 40% of initial grant would be awarded
Above 120%	Vested shares or units equaling 50% of initial grant would be awarded

          Our adjusted EBITDA per share for fiscal year 2016 was 118% of the fiscal 2016 adjusted EBITDA per share target of $5.38. Therefore, our executive officers earned additional shares as follows: Mr. Chopra, 72,000 shares; Mr. Edrick, 33,562 shares; Mr. Mehra, 9,468 shares; and Mr. Sze, 25,913 shares.

          In the event of a change of control, the initial grant would vest upon the change of control; to the extent actual performance has exceeded target for a full fiscal year at the time of the change of control, performance for any annual periods remaining in association with a particular grant will be assumed to exceed target by the same percentage for the purposes of awarding additional incentive shares or units in connection with the change of control.

          The Compensation Committee determines, after consultation with our Chief Executive Officer, the number of equity awards to grant to our Named Executive Officers. The grant amounts for our Chief Executive Officer are determined solely by the Compensation Committee. The Compensation

  Committee considers individual performance, including the following quantitative and qualitative factors, as well as overall corporate performance.

Qualitative Factors	Quantitative Factors
• Quality of the management of units or functions managed by the Named Executive Officer	• Financial performance (including earnings per share and internal metrics)
• Leadership of personnel under the Named Executive Officer's management	• Financial performance metrics for business units managed by the Named Executive Officer
• Execution of strategically important projects	• Compensation surveys provided by external advisors
• Overall effectiveness of units or functions managed by the Named Executive Officer
• Contributions to the formulation of Company strategy and tactics
• Contributions to stockholder value
• Management of risk

          For fiscal year 2016 performance share calculation purposes, our Chief Executive Officer, Chief Financial Officer, General Counsel, and President of our solutions business are measured against consolidated Company performance, and division Presidents have their performance results weighted 70% based on their respective division performance and 30% based on consolidated Company performance. The Compensation Committee retains negative discretion to reduce any awards under the long-term incentive program to a lesser award or no award to any participant.

        Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, our Named Executive Officers are eligible to participate in benefit plans available to all employees, including our 401(k) Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, dental and vision plans require each participant to pay a contributory amount. We have elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of our Named Executive Officers. In addition, we maintain an executive medical reimbursement plan under which our Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Code. We also lease automobiles for or provide an auto allowance to each of our Named Executive Officers.

        We maintain a Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") that is unfunded for federal tax purposes and allows our Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death. Additional information about this plan is summarized below under the heading "Nonqualified Deferred Compensation."

        We also maintain a Nonqualified Defined Benefit Plan (the "Defined Benefit Plan") that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among our Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the only participant in this plan. Additional information about this plan is summarized below under the heading "Pension Benefits."

        Total Compensation Mix.    While the Compensation Committee does not apply a predetermined or mathematical weighting to determine the fixed and variable elements of compensation, the Compensation Committee believes that the elements described above provide a well-proportioned mix of equity based, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. We believe this compensation mix provides our Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of corporate performance, as well as reducing the risk of recruitment of highly qualified executive talent by our competitors. The mix of annual incentives and the equity based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. We believe that this compensation mix results in a pay-for-performance orientation that is aligned with our compensation philosophy, which takes into account individual, group and Company performance.

Bases for Our Compensation Policies and Decisions

        In determining compensation awarded to our Named Executive Officers for fiscal 2016, the Compensation Committee performed a review of both overall and relative individual Named Executive Officer and corporate performance based on the qualitative and quantitative factors described in the table below. The factors considered did not have any predetermined or mathematical weighting; rather, the Compensation Committee considered the overall performance of each executive, considering the factors, and including consideration of unplanned events and issues emerging during the fiscal year. Each factor was evaluated and taken into consideration in the Compensation Committee's overall determination of each Named Executive Officer's total compensation package, including both the amount of compensation as well as allocation of such compensation between short-term and long-term components.

Qualitative Factors	Quantitative Factors
• Furtherance of long-term goals	• Compensation paid in prior years
• Individual performance and experience	• Financial performance of Company/division/business unit
• Demonstration of leadership skills and ability	• Peer group compensation and performance data
• Achievement of strategic targets	• Compensation surveys provided by external advisors
• Management of unplanned events and issues emerging during the fiscal year

        The Compensation Committee's review included evaluating the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. In making its determinations, the Compensation Committee reviewed information summarizing the compensation paid at peer group companies and more broad-based compensation surveys. The companies in the fiscal 2016 peer group were developed based on similarity in size and operations within the industries in which we operate as follows:

• Badger Meter, Inc.	• FEI Company	• National Instruments Corporation	• Masimo Corporation	• Calix, Inc.	• Ixia
• Cognex Corporation	• FLIR Systems, Inc.	• Novanta Inc.	• NuVasive, Inc.	• Palo Alto Netrworks, Inc.	• Cubic Corporation
• Coherent, Inc.	• Itron, Inc.	• Rofin-Sinar Technologies Inc.	• Invacare Corporation	• Harmonic Inc.	• DigitalGlobe, Inc.
• Daktronics, Inc.	• MTS Systems Corporation	• VeriFone Systems, Inc.	• ADTRAN, Inc.	• Viavi Solutions Inc.	• Esterline Technologies Corporation

        In connection with executive compensation decisions for fiscal 2016, the Compensation Committee engaged independent compensation consultant firm, Pearl Meyer. The Compensation Committee also considered broad-based surveys that reflected compensation levels and practices for executives holding comparable positions at the companies covered by the surveys and adjustments based on the cost of living in certain geographic areas. The review of the surveys further assisted the Compensation Committee in determining the appropriate level and mix of compensation for each Named Executive Officer. In connection with its review, the Compensation Committee also considered that certain Named Executive Officers were located in the high cost of living area in the geographic location of our Company headquarters.

        While the Compensation Committee did not engage in formal benchmarking with pre-established targets, the Compensation Committee reviewed our actual performance taken as a whole as well as our performance relative to our peer group and established compensation levels at the competitive level that it believed most appropriately corresponded to our comparative performance.

        For fiscal 2016, the Compensation Committee determined that it was appropriate to maintain salary levels constant for all Named Executive Officers. The Compensation Committee believes that the fixed component of compensation is designed to compensate each Named Executive Officer based on the duties and scope of responsibilities of his position and the experience he brings to the position, which did not change materially in fiscal 2016. Consistent with the Company's pay-for-performance philosophy, the variable component of compensation, in the form of annual incentives and performance-based equity grants comprised a significant portion of total compensation.

        The Compensation Committee's compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving our long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting financial targets as well as near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.

Minimum Equity Ownership and Retention Guidelines

        We believe that our executive officers should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that executive officers own at minimum equity of the Company valued at five times their respective annual base salaries. We believe that this multiple constitutes significant amounts for our executive officers and provides a substantial link between the interests of our executive officers and those of our stockholders. During such time that an executive officer has not attained the share ownership guideline, he is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock awards or units, net of amounts required to pay taxes and exercise price. We periodically review our minimum equity ownership guidelines. As of June 30, 2016, each of our Named Executive Officers met or exceeded our minimum equity ownership guidelines, with the exception of Pak Chin who was appointed as an executive officer in May 2015.

Clawback Policy

        We have adopted a clawback policy. The policy provides that if an accounting restatement is required due to our material non-compliance with any accounting requirements, then we will seek to recover any excess in the incentive compensation earned by all of our executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements. Each Named Executive Officer's employment agreement also contains a clawback provision.

Policy Prohibiting the Hedging or Pledging of Company Stock

        We have adopted a policy that prohibits our executive officers and directors from entering into any transaction that is designed to hedge or offset any decrease in the market value of our Common Stock or other equity securities. We have also adopted a policy that prohibits our executive officers and directors from holding Company stock or other equity securities in margin accounts or pledging Company stock or other equity securities as collateral for a loan. As of the date of this Proxy Statement, no shares of Company stock are pledged by any Named Executive Officer or director.

Employment Agreements

        We have entered into employment agreements with Messrs. Chopra, Edrick, Mehra, and Sze and an offer letter with Mr. Chin. The terms of each of such agreements or arrangements are summarized below under the heading "Employment Agreements." These types of arrangements are used to retain executives and formalize the terms of the executives' employment.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee considers applicable tax laws, securities laws and accounting regulations in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of generally accepted accounting principles on our use of equity based awards. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code with respect to annual compensation exceeding $1.0 million and Section 280G of the Internal Revenue Code with respect to change in control payments exceeding specified limits.

Summary Compensation Table

        The following table sets forth the compensation for our principal executive officer, principal financial officer, and our three highest paid executive officers serving as executive officers on June 30, 2016 (the "Named Executive Officers") for the fiscal years ended June 30, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation (4)(5)(6)(7)($)	Total ($)
Deepak Chopra	2016	1,000,000	—	4,264,200	—	500,000	897,351	227,148	6,888,699
Chairman, President and	2015	1,000,000	700,000	3,970,800	—	1,630,467	982,853	193,801	8,477,921
Chief Executive Officer	2014	1,000,000	353,000	4,192,800	—	1,933,535	513,000	236,426	8,228,761
Alan Edrick	2016	402,000	—	1,847,820	—	201,000	—	57,812	2,508,632
Executive Vice President and	2015	402,000	300,000	1,853,040	—	430,690	—	61,725	3,047,455
Chief Financial Officer	2014	402,000	160,000	2,089,692	—	447,349	—	61,099	3,160,140
Ajay Mehra	2016	352,000	—	554,346	—	176,000	—	82,460	1,164,806
Executive Vice President of the	2015	352,000	125,000	1,522,140	—	676,797	—	80,590	2,756,527
Company and President	2014	402,000	—	2,089,692	—	702,977	—	87,048	3,281,717
of OSI Solutions Business
Victor S. Sze	2016	350,000	—	1,599,075	—	175,000	—	69,834	2,193,909
Executive Vice President,	2015	350,000	285,000	1,389,780	—	338,399	—	75,606	2,438,785
General Counsel and Secretary	2014	350,000	160,000	1,487,256	—	351,488	—	79,830	2,428,574
Pak Chin	2016	335,000	120,000	497,490	—	—	—	48,761	1,001,251
President of Security Division

(1)
Represents the aggregate grant date fair value computed in accordance with generally accepted accounting principles of awards granted during the applicable fiscal year. Stock Awards column includes performance-based awards granted at target values. For additional information on the maximum amounts that could be earned if all metrics are achieved at the highest levels, see the Grants of Plan-Based Awards Table below. See Note 7 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2016 for a discussion of the assumptions used in valuation of stock options and stock awards.

(2)
2016 figures represent amounts earned under the annual incentive program. 2015 and 2014 figures represent amounts earned under the Mexico SAT Incentive Program, which was terminated effective at the end of fiscal year 2015.

(3)
We initially adopted the Defined Benefit Plan, as amended, during fiscal year 2008. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit from June 30, 2015 to June 30, 2016 based on actuarial assumptions and therefore do not reflect the Company's liability as of June 30, 2016 under the plan or the plan's effect on the Company's earnings in the stated period.

(4)
Our Named Executive Officers are eligible to participate in benefit plans available to all employees, including our 401(k) Plan, Employee Stock Purchase Plan, medical, dental and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan, and the medical, dental and vision plans require each participant to pay a contributory amount. We have elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of our Named Executive Officers. In addition, we maintain an executive medical reimbursement plan under which our Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Code. Further, our Named Executive Officers are eligible to participate in the Deferred Compensation Plan. We also lease automobiles or provide an auto allowance to each of our Named Executive Officers.

(5)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2016 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,111	3,300	11,889	206,848	227,148
Alan Edrick	44,713	2,850	6,250	3,999	57,812
Ajay Mehra	39,912	6,675	24,646	11,227	82,460
Victor S. Sze	39,599	12,000	12,031	6,204	69,834
Pak Chin	39,727	—	7,615	1,419	48,761

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.
(6)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2015 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,673	2,667	9,717	175,744	193,801
Alan Edrick	46,396	2,850	7,536	4,943	61,725
Ajay Mehra	41,082	6,675	19,334	13,499	80,590
Victor S. Sze	41,070	12,000	11,547	10,989	75,606

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.
(7)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2014 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,369	1,780	11,285	217,992	236,426
Alan Edrick	45,490	2,850	7,798	4,961	61,099
Ajay Mehra	45,313	6,675	21,543	13,517	87,048
Victor S. Sze	40,119	12,000	16,704	11,007	79,830

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

Grants of Plan-Based Awards Table

        The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2016 to each of our Named Executive Officers(7):

		Estimated Future Payouts under Non-equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(4)
								Grant Date Fair Value of Options and Awards (5)($)
Name Position	Grant Date	Threshold ($)(6)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(2)	Maximum (#)(3)
Deepak Chopra	7/6/2015	—	—	—	—	60,000	150,000	4,264,200
Chairman, President and	—	—	$1,000,000	$2,000,000	—	—	—	—
Chief Executive Officer
Alan Edrick	7/6/2015	—	—	—	—	26,000	65,000	1,847,820
Executive Vice President and	—	—	$402,000	$804,000	—	—	—	—
Chief Financial Officer
Ajay Mehra	7/6/2015	—	—	—	—	7,800	19,500	554,346
Executive Vice President of the	—	—	$352,000	$704,000	—	—	—	—
Company and President of
OSI Solutions Business
Victor S. Sze	7/6/2015	—	—	—	—	22,500	56,250	1,599,075
Executive Vice President,	—	—	$350,000	$700,000	—	—	—	—
General Counsel and Secretary
Pak Chin	7/6/2015	—	—	—	—	7,000	17,500	497,490
President, Security Division

(1)
No amounts are shown in this column as our long-term performance program provides for the forfeiture of all shares under certain circumstances of significant underperformance, as more fully explained above in the section entitled "Long-Term Incentive Program."

(2)
Represents the baseline awards granted to the executives as more fully explained above in the section entitled "Long-Term Incentive Program."

(3)
Represents the maximum that each executive could receive if all performance metrics are achieved at the highest levels as more fully explained above in the section entitled "Long-Term Incentive Program."

(4)
Performance-based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(5)
The grant date fair value of the restricted stock units was computed in accordance with generally accepted accounting principles and represents the total projected expense to the Company of grants made during the past fiscal year.

(6)
No amounts are shown in this column as our annual incentive program provides for no award under certain circumstances.

(7)
We have eliminated from this table the columns titled "All Other Stock Awards: Number of Shares of Stock or Units", "All Other Option Awards: Number of Securities Underlying Options", and "Exercise or Base Price of Option Awards" because no amounts would have been included in such columns.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2016(1):

								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Option Awards				Stock Awards		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)	Option Exercise Price (3)($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (4)($)
Deepak Chopra	60,000	—	20.02	9/16/2017	—	—	—	—
Chairman, President and	60,000	—	33.62	9/8/2021	—	—	—	—
Chief Executive Officer	—	—	—	—	—	—	168,000	9,765,840
Alan Edrick	48,000	—	20.02	9/16/2017	—	—	—	—
Executive Vice President	14,000	—	23.18	2/7/2018	—	—	—	—
and Chief Financial	10,000	—	20.92	7/27/2018	—	—	—	—
Officer	40,000	—	12.52	1/11/2019	—	—	—	—
	85,000	—	16.37	8/31/2019	—	—	—	—
	40,000	—	27.12	8/10/2020	—	—	—	—
	60,000	—	33.62	9/8/2021	—	—	—	—
	—	—	—	—	—	—	75,400	4,383,002
Ajay Mehra					—	—	—	—
Executive Vice President					—	—	—	—
of the Company and	65,000	—	16.37	8/31/2019	—	—	—	—
President of OSI Solutions	60,000	—	33.62	9/8/2021	—	—	—	—
Business	—	—	—	—	—	—	20,670	1,201,547
Victor S. Sze	24,000	—	20.02	9/16/2017	—	—	—	—
Executive Vice President,	10,000	—	23.18	2/7/2018	—	—	—	—
General Counsel and	5,000	—	20.92	7/27/2018	—	—	—	—
Secretary	30,000	—	12.52	1/11/2019	—	—	—	—
	55,000	—	16.37	8/31/2019	—	—	—	—
	27,000	—	27.12	8/10/2020	—	—	—	—
	40,000	—	33.62	9/8/2021	—	—	—	—
	—	—	—	—	—	—	58,800	3,418,044
Pak Chin	—	—	—	—	—	—	—	—
President, Security
Division

(1)
We have eliminated from this table the column titled "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options" because no amounts would have been included in such column.

(2)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(3)
The exercise price for stock options is determined using the closing price of our Common Stock on the date of grant.

(4)
The market value of RSU awards that have not yet vested is based on the number of unvested shares of stock on June 30, 2016, multiplied by the closing price of our Common Stock on June 30, 2016 ($58.13 per share).

(5)
Performance based awards vest upon the attainment of certain one-, two- and three-year performance targets.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of our Named Executive Officers during fiscal year ended June 30, 2016:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)($)
Deepak Chopra	—	—	150,150	11,256,531
Chairman, President and Chief Executive Officer
Alan Edrick	—	—	74,512	5,586,417
Executive Vice President and Chief Financial Officer
Ajay Mehra	44,000	3,191,382	48,178	3,636,859
Executive Vice President of the Company and President of OSI Solutions Business
Victor S. Sze	—	—	50,913	3,817,141
Executive Vice President, General Counsel and Secretary
Pak Chin	—	—	—	—
President, Security Division

(1)
Represents the difference between the fair market price of our Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Includes shares acquired from the vesting of time-based restricted stock awards and vesting of performance-based restricted stock awards based upon performance in fiscal years 2013, 2014 and 2015.

(3)
Represents the number of restricted stock awards that vested multiplied by the fair market price of our Common Stock on the date of vesting.

Pension Benefits

        We maintain the Defined Benefit Plan. The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.

        Under the terms of his participation, Mr. Chopra will be entitled to a total benefit of $10 million payable over a 10-year period commencing January 1, 2019 in quarterly installments of $250,000. Mr. Chopra is fully vested in all benefits under the Defined Benefit Plan. In the event of Mr. Chopra's death or disability, he or his dependents shall be entitled to $10 million payable over 10 years commencing within 60 days following his death or disability, as applicable. In the event of Mr. Chopra's Separation from Service (as defined in the Defined Benefit Plan) within 24 months following a Change in Control (as defined in the Defined Benefit Plan), Mr. Chopra shall be entitled to (i) the net present value of $6 million of his retirement benefit payable in a single lump sum within 90 days following his Separation from Service and (ii) the net present value of $4 million of his retirement benefit payable in the form of a single lump sum 90 days following the first anniversary of his Separation from Service, each subject to Section 409A of the Internal Revenue Code. In the event a Change in Control occurs after his Separation from Service during the payout of Mr. Chopra's benefits, the present value of all remaining payments shall be paid in the form of a single lump sum within 90 days following the Change in Control.

        The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2016(1). For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 12 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2016.

Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Deepak Chopra	9	7,748,436	—
Chairman, President and Chief Executive Officer

(1)
We have eliminated from this table the column titled "Plan Name" because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

        We adopted the Deferred Compensation Plan in May 2008, as amended and restated in April 2014. Under the Deferred Compensation Plan, a select group of our management or highly compensated employees (as designated by the Compensation Committee), including our Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to 80% of their base salary and up to 100% of other types of eligible compensation. The Deferred Compensation Plan also allows us to make discretionary contributions and matching contributions on behalf of eligible participants.

        Participating Named Executive Officers receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Deferred Compensation Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the various investment vehicles for deferred amounts in the Deferred Compensation Plan in fiscal 2016 ranged from –9.96% to 5.25%.

        Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death.

        The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2016:

Name and Principal Position	Executive Contributions($)	Company Contributions(1)($)		Aggregate Earnings (1)(2)($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance($)
Alan Edrick	120,300	40,200	(3)	(242)	—	1,334,367
Executive Vice President and Chief Financial Officer
Ajay Mehra	35,200	35,200	(3)	(7,657)	—	1,101,652
Executive Vice President of the Company and President of OSI Solutions Business
Victor S. Sze	35,000	35,000	(3)	(6,469)	—	971,628
Executive Vice President, General Counsel and
Secretary
Pak Chin	33,500	33,500	(3)	1,836	—	73,898
President, Security Division

(1)
The amounts reported in the Company Contributions column are reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not reported as compensation in the Summary Compensation Table above.

(2)
Represents earnings during the fiscal year ended June 30, 2016.

(3)
Represents matching contribution. No discretionary contributions were made.

Employment Agreements

        We have entered into employment agreements with Messrs. Chopra, Edrick, Mehra, and Sze and an offer letter with Mr. Chin.

  Deepak Chopra's Employment Agreement

        In April 2012, we entered into our current employment agreement with Mr. Chopra, which was effective as of January 1, 2012. Mr. Chopra's employment agreement was amended, effective as of July 1, 2015. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement for a new three year term. The employment agreement terminates on January 1 following the year in which Mr. Chopra turns 68 (the "Chopra Scheduled Retirement Date"). The agreement provides for an initial annual base salary of $1,000,000. Mr. Chopra is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. Mr. Chopra is also entitled to receive the benefit award specified for him under the Defined Benefit Plan. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude Mr. Chopra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra's last date of employment with us. The agreement also contains a clawback provision whereby Mr. Chopra's incentive or performance based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.

        Under the terms of the agreement, we may terminate Mr. Chopra's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 12 months written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement at any time upon 12 months written notice to the Company or upon three months notice if such termination is for "good reason" (as defined in the agreement).

        In the event of the termination of Mr. Chopra's employment by us without cause, our non-renewal of Mr. Chopra's employment agreement, or termination of such employment by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra's highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonuses and incentive compensation excluding "special bonus programs" (as defined in the agreement); (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Chopra's last date of employment and any special bonus programs) from us to Mr. Chopra and an extension of time to exercise such stock options such that Mr. Chopra's right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Chopra's employment by us without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a "change in control" (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph, which shall be subject to mitigation as provided in applicable Treasury Regulations. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3)); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

        In the event of Mr. Chopra's continued employment until the Chopra Scheduled Retirement Date (including if Mr. Chopra becomes disabled or continues performing services for the Company in a different capacity prior to the Scheduled Retirement Date and such disability or other form of services continues through the Scheduled Retirement Date), he shall be entitled to the greater of (i) $12,500,000 or (ii) a lump sum stay bonus equal to two times the average of his highest two years out of the prior five years of total annual compensation, including (a) base salary, (b) bonuses and incentive compensation (excluding any special bonus programs), (c) the fair value of any stock, options or other equity grants whether vested or not, and (d) the annualized value of all benefits and perquisites, payable in a single lump sum cash payment within 45 days of the Chopra Scheduled Retirement Date.

  Alan Edrick's and Victor Sze's Employment Agreements

        For purposes of this section, Messrs. Edrick and Sze are each individually referred to as the "Executive." In April 2012, we entered into its current employment agreement with each Executive, which were effective as of January 1, 2012. Each Executive's employment agreement was amended, effective as of July 1, 2015. The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which the Executive turns 68. The agreements provide for an initial annual base salary of $402,000 for Mr. Edrick and $350,000 for Mr. Sze. The Executive is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude the Executive during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, the Executive's last date of employment with us. Each Executive's agreement also contains a clawback provision whereby the Executive's incentive or performance based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.

        Under the terms of the agreement, we may terminate the Executive's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for "good reason" (as defined in the agreement) or at any time on 30 days written notice.

        In the event of the termination of the Executive's employment by us without cause, our non-renewal of the Executive's employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 24 months salary at the Executive's then-current base salary plus an amount equal to two times the average of the highest three annual bonuses (excluding any special bonus programs) paid by us to the Executive in the five years preceding such termination; (ii) continuation of the Executive's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) from us to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive's right to exercise such stock options shall continue until the first anniversary of the Executive's last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of the Executive's employment by us without cause or by the Executive for good reason, within 90 days prior to or 12 months after a "change in control" (as defined in the agreement), then the Executive shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) granted by us to Executive, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Executive for no less than 12 months after the date of such separation from service. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

  Ajay Mehra's Employment Agreement

        In April 2012, we entered into our current employment agreement with Mr. Mehra, which was effective as of January 1, 2012. Mr. Mehra's employment agreement was amended, effective as of May 1, 2015. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which Mr. Mehra turns 68. The agreement provides for an initial annual base salary of $352,000, which shall increase to $402,000 per year upon achievement of certain pre-established operating income metrics for the OSI Solutions Business. Mr. Mehra is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us. The agreement contains certain restrictive covenants and other prohibitions that protect our proprietary and confidential information following termination and preclude Mr. Mehra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Mehra's last date of employment with us. Mr. Mehra's agreement also contains a clawback provision whereby Mr. Mehra's incentive or performance based compensation shall be subject to reduction or repayment by reason of a correction or restatement of our financial information if and to the extent such reduction or repayment is required by any applicable law.

        Under the terms of the agreement, we may terminate Mr. Mehra's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Mehra's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. Mr. Mehra may also terminate his employment agreement for "good reason" (as defined in the agreement) or at any time on 30 days written notice.

        In the event of the termination of Mr. Mehra's employment on or prior to December 31, 2016 by us without cause, our non-renewal of Mr. Mehra's employment agreement or the termination of such employment by Mr. Mehra for good reason, he shall be entitled to: (i) an amount equal to 24 months salary at his then-current base salary plus an amount equal to two times the average of the highest three annual bonuses (excluding any special bonus programs) paid by us to Mr. Mehra in the five years preceding such termination; (ii) continuation of Mr. Mehra's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Mehra's last date of employment and any special bonus programs) from us to Mr. Mehra as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Mr. Mehra's right to exercise such stock options shall continue until the first anniversary of his last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Mehra's employment after December 31, 2016 by us without cause, the Company's non-renewal of Mr. Mehra's employment agreement or the termination of such employment by Mr. Mehra for good reason, he shall be entitled to: (i) an amount equal to two times his total cash compensation (defined as base salary and annual discretionary bonus earned during the 12 calendar months immediately preceding termination plus the cash equivalent of any awards under the Turnkey Solutions Incentive Program earned during the six calendar months immediately preceding a termination occurring in 2017, annualized, or during the 12 calendar months immediately preceding a termination occurring in 2018 or thereafter), (ii) continuation of Mr. Mehra's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Mehra's last date of employment and any special bonus programs) from us to Mr. Mehra as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Mr. Mehra's right to exercise such stock options shall continue until the first anniversary of his last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Mehra's employment by us without cause or by Mr. Mehra for good reason, within 90 days prior to or 12 months after a "change in control" (as defined in the agreement), then Mr. Mehra shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Mehra's last date of employment and any special bonus programs) granted by us to Mr. Mehra, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Mr. Mehra for no less than 12 months after the date of such separation from service (the "Change in Control Payment"). Under such circumstances (i) if the change in control occurs on or before December 31, 2016, Mr. Mehra may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Mehra's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G (the "Alternative Payment"); and (ii) if the change in control occurs after December 31, 2016, Mr. Mehra shall receive the lesser of the Change in Control Payment or the Alternative Payment.

  Pak Chin's Offer Letter

        In April 2015, we entered into an offer letter with Pak Chin. The letter provides for an initial annual base salary of $335,000. Mr. Chin is also eligible to receive bonus payments from the bonus pool established by us for our officers and employees and to participate in incentive compensation and other employee benefit plans established by us.

        In the event of the termination of Mr. Chin's employment other than for "cause" (as defined in the offer letter) or Mr. Chin's voluntary resignation, Mr. Chin shall be entitled to: (i) an amount equal to one year of base salary, (ii) an amount equal to 50% of Mr. Chin's prior year bonus award, and (iii) acceleration of vesting of Mr. Chin's initial performance-based restricted stock unit award on a pro rata basis based on the number of months worked to the extent that our Security division has met its financial targets for the preceding year.

Potential Payment upon Termination of Employment or Change in Control

        The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officers' current employment agreements. The tables therefore assume that the terms of the employment agreement to which each Named Executive Officer is currently subject had been in effect on June 30, 2016, and that employment terminated on such date. The tables also assume that the price of our Common Stock, on which certain calculations in the following tables are made, was the closing price of our Common Stock on June 30, 2016, the last business day of the fiscal year ($58.13).

        Please also note that regardless of the manner in which a Named Executive Officer's employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under our qualified and nonqualified deferred compensation plans.

        All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

        Subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra's current employment agreement.

Name and Principal Position	Reason for Termination	Salary($)	Bonus($)	Equity Grants($)	Accelerated Vesting of Stock Awards($)	All Other Compensation($)	Total($)
Deepak Chopra(1)	Good Reason or	3,000,000	4,609,500	12,685,500	10,463,400	695,361	31,453,761
Chairman, President and Chief Executive Officer	Without Cause
	Good Reason or Without Cause in Connection with a Change in Control(2)	3,000,000	4,609,500	12,685,500	14,648,760	695,361	35,639,121

(1)
In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 68, to certain payments under the Defined Benefit Plan. Additional information about this plan is summarized above under the heading "Pension Benefits."

(2)
Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

        Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements of Messrs. Edrick, Mehra, Sze and Chin.

Name and Principal Position	Reason for Termination	Salary($)	Bonus($)	Accelerated Vesting of Stock Awards($)	Car Allowance	Outplacement Services	Total($)
Alan Edrick	Good Reason or Without Cause	804,000	760,000	4,877,340	6,000	6,000	6,453,340
Executive Vice President and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control(1)	804,000	760,000	6,737,500	6,000	6,000	8,313,500
Ajay Mehra	Good Reason or Without Cause	704,000	667,333	1,376,007	6,000	6,000	2,759,340
Executive Vice President of the Company and President of OSI Solutions Business	Good Reason or Without Cause in Connection with a Change in Control(1)	704,000	667,333	1,899,177	6,000	6,000	3,282,510
Victor S. Sze	Good Reason or Without Cause	700,000	653,333	3,765,836	6,000	6,000	5,131,169
Executive Vice President, General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control(1)	700,000	653,333	5,300,468	6,000	6,000	6,665,801
Pak Chin	Without Cause	335,000	—	—	—	—	335,000
President of Security Division

(1)
Under the terms of their employment agreements, in lieu of the total compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

Director Compensation

        Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company. Mr. Chizever did not serve on the Board of Directors in fiscal year 2016 and therefore received no compensation from the Company in fiscal 2016.

        During the fiscal year ended June 30, 2016, each non-employee director that served as a director for the full fiscal year received $65,000 for his year of service, 2,200 RSUs, and $3,000 for each Board of Directors meeting attended (not including telephonic meetings).

        Each member of the Audit Committee received $3,000 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also received $15,000.

        Each member of the Compensation Committee received $3,000 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also received $15,000.

        Each member of the Nominating and Governance Committee received $3,000 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee also received $7,500 and 500 RSUs.

        Each member of the Executive Committee received $25,000 and 2,600 RSUs.

        Each member of the Technology Committee received $3,000 for each Technology Committee meeting attended. In addition, the Chairman of the Technology Committee also received $7,500 and 500 RSUs.

        All RSU awards granted to members of the Board of Directors and its committees vest over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

        The following table provides compensation information for the fiscal year ended June 30, 2016 for each non-employee member of our Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	168,000	341,136	—	509,136
Meyer Luskin	174,000	341,136	—	515,136
William F. Ballhaus	149,000	227,424	—	376,424
James B. Hawkins	52,917	88,073	—	140,990
David T. Feinberg(3)	38,500	—	—	38,500

(1)
We have eliminated from this table the columns titled "Non-Equity Incentive Plan Compensation," "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" because no amounts would have been included in such columns.

(2)
Amounts are calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States. See Note 7 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2016 for a discussion of the assumptions used in valuation of stock awards. For the fiscal year ended June 30, 2016, 4,800 RSUs were granted to Mr. Good and Mr. Luskin; and 3,200 RSUs were granted to Dr. Ballhaus, all with a fair value of $71.07; and 980 RSUs were granted to Mr. Hawkins with a fair value of $89.87. As of June 30, 2016, Mr. Good had 12,175 unvested stock awards outstanding, Mr. Luskin had 12,175 unvested stock awards outstanding, Dr. Ballhaus had 7,325 unvested stock awards outstanding and Mr. Hawkins had 980 unvested stock awards outstanding.

(3)
Dr. Feinberg's term as a director ended on December 8, 2015.

Director Share Ownership Requirements

        We believe that our directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that our directors own at minimum equity of the Company valued at five times their annual retainers. We believe that this multiple constitutes significant amounts for our directors and provides a substantial link between the interests of our directors and those of our stockholders. During such time that a director has not attained the share ownership guideline, he is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock or unit awards, net of amounts required to pay taxes and exercise price. We periodically review our minimum equity ownership guidelines. As of June 30, 2016, each of our directors met or exceeded our minimum equity ownership guidelines, with the exception of Mr. Hawkins who was elected as a director in December 2015.

Certain Relationships and Related Transactions

        In 1994, we, together with Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India ("ECIL Rapiscan"). We own a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. We sell security and inspection kits to ECIL at a price no less favorable to us than the price we charge unaffiliated third parties for such products. To date, our portion of the earnings of ECIL Rapiscan has been immaterial to our financial results and results of operations.

        Mohinder Chopra, who is the brother of Deepak Chopra, our Chief Executive Officer, is our Senior Vice President/General Manager India. His total compensation for fiscal year 2016, which is comprised of base salary and bonus, was valued at approximately $260,000.

        Gerald Chizever, a member of our Board of Directors, is a partner at Loeb & Loeb LLP. Loeb & Loeb advises the Company in various matters from time to time. The fees paid by the Company to Loeb & Loeb in each of the past three fiscal years were significantly below the applicable threshold outlined in The NASDAQ Stock Market guidelines for determining director independence. Our Board of Directors carefully reviewed the nature of our engagement of Loeb & Loeb and the services rendered, including the expertise and relevant experience of the firm, the firm's and specific partners' knowledge of our Company and our business and past legal engagements, and the fees paid in such engagements, and determined that Mr. Chizever is independent under the standards of The NASDAQ Stock Market.

        The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, a holder of more than five percent of our voting securities, or any immediate family member of any of the foregoing would have a direct or indirect material interest in the transaction and the amount involved, when added together with the amounts of all other transactions with that related person for that fiscal year, exceeds $75,000. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or indirect material interest in the transaction, of whether the transaction would be on terms at least as favorable to us as those that could have been obtained from unaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

COMPENSATION COMMITTEE
Meyer Luskin Steven C. Good William F. Ballhaus

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount of shares of the Company beneficially owned as of October 12, 2016, unless otherwise indicated, by each person known by us to own beneficially more than 5% of the outstanding shares of our outstanding Common Stock. As of October 12, 2016, 18,926,290 shares of our Common Stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
BlackRock, Inc.(2)	2,157,235	11.4%
Janus Capital Management LLC(3)	1,506,769	8.0%
The Vanguard Group, Inc.(4)	1,401,231	7.4%
EARNEST Partners, LLC(5)	1,130,973	6.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 12, 2016, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2015, as reported on Schedule 13G/A filed on January 8, 2016 with the SEC by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

(3)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2015, as reported on Schedule 13G/A filed on February 16, 2016 with the SEC. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, CO 80206.

(4)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2015, as reported on Schedule 13G/A filed on February 11, 2016 with the SEC. Such report indicates sole voting power over 29,056 shares, shared voting power over 1,400 shares, sole dispositive power over 1,371,875 shares, and shared dispositive power over 29,356 shares. The address of The Vanguard Group, Inc. is PO Box 2600 V26, Valley Forge, PA 19482.

(5)
Represents the number of shares of Common Stock beneficially owned as of December 31, 2015, as reported on Schedule 13G filed on February 11, 2016 with the SEC. Such report indicates sole voting power over 260,118 shares, shared voting power over 139,465 shares, and sole dispositive power over 1,130,973 shares. The address of EARNEST Partners, LLC is 1180 Peachtree Street, NE, Suite 2300, Atlanta, GA 30309.

        The following table sets forth the amount of shares of the Company beneficially owned as of October 12, 2016 by each of our directors, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	488,244	2.6%
Alan Edrick(4)	340,226	1.8%
Ajay Mehra(5)	202,828	1.1%
Victor S. Sze(6)	270,418	1.4%
Pak Chin(7)	—	—
Meyer Luskin(8)	56,265	*
Steven C. Good(9)	15,925	*
William F. Ballhaus(10)	13,050	*
James B. Hawkins(11)	—	—
Gerald Chizever(12)	5,000	*
All directors and executive officers as a group (14 persons)	1,471,180	7.5%

*
Represents less than 1.0% of the outstanding shares of our Common Stock.

(1)
The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 12, 2016, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. No shares are pledged as security.

(3)
Mr. Chopra is our Chairman of the Board of Directors, Chief Executive Officer and President. Includes 40,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 17,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. In addition, includes 301,244 shares held jointly by Mr. Chopra and his wife, Nandini Chopra, and 10,000 shares held in the Nandini SLAT Trust. Includes 120,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(4)
Mr. Edrick is our Executive Vice President and Chief Financial Officer. Includes 297,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(5)
Mr. Mehra is our Executive Vice President and President of OSI Solutions Business and a Director. Includes 125,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(6)
Mr. Sze is our Executive Vice President, General Counsel and Secretary. Includes 191,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(7)
Mr. Chin is the President of our Security division.

(8)
Mr. Luskin is a Director. Includes 56,265 shares held by The Meyer and Doreen Luskin Family Trust.

(9)
Mr. Good is a Director. Includes 5,000 shares held in the Good, Swartz & Berns Pension and Profit Sharing Plan.

(10)
Dr. Ballhaus is a Director.

(11)
Mr. Hawkins is a Director.

(12)
Mr. Chizever is a Director. Includes 5,000 shares held by The G & C Chizever Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. None of our directors or executive officers owns more than 10% of the our securities. Based solely upon our review of such forms furnished to us during the fiscal year ended June 30, 2016, and written representations from certain reporting persons, we believe that our executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning the our equity compensation plans as of June 30, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	934,112	28.67	2,000,226	(2)(3)(4)
Equity compensation plans not approved by security holders	—	N/A	—

Total	934,112	28.67	2,000,226

(1)
Includes shares of our Common Stock issuable upon exercise of options under the 2006 Equity Participation Plan and 2012 Incentive Award Plan.

(2)
These shares are available for future issuance under the 2012 Incentive Award Plan, which was approved by our stockholders on December 12, 2012. Upon stockholder approval of the 2012 Incentive Award Plan, we froze the 2006 Equity Participation Plan, and no further awards can be granted thereunder.

(3)
Shares awarded as restricted stock, restricted stock units or similar awards that convey the full value of the shares subject to the award are counted as 1.87 shares for every one share granted.

(4)
Shares subject to awards outstanding under the 2006 Equity Participation Plan that terminate, expire or lapse for any reason (up to a maximum of 2,220,000 shares) also become available for future issuance under the 2012 Incentive Award Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of our annual financial statements for the years ended June 30, 2015 and 2016 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2015	FY 2016
Audit Fees	$892	$1,004
Audit-Related Fees	$16	$16
Tax Fees	—	—
All Other Fees	—	—

Total	$908	$1,020

        "Audit Fees" consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

        The term "Audit-Related Fees" means fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements other than audit fees. The term "Tax Fees" means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term "All Other Fees" means fees for products and services other than for the services described above.

Audit Committee's Pre-Approval Policy

        The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

        The Audit Committee has considered whether Moss Adams' provision of services other than its audit of the Company's annual financial statement and its review of the Company's quarterly financial statements is compatible with maintaining such independent public accountant's independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

        During the fiscal year ended June 30, 2016, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and William F. Ballhaus. Mr. Hawkins was appointed to the Audit Committee in September 2016. All members of the Audit Committee meet the independence and experience requirements of the SEC and Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2016.

        At each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent public accountants. The Audit Committee's agenda is established by the Audit Committee's Chairman and the Company's Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company's independent public accountants at which open discussions of financial management, accounting and internal control issues took place.

        The Audit Committee recommended to the Board of Directors the engagement of Moss Adams as the Company's independent public accountants. The Audit Committee reviewed with the Company's financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal control, and the quality of the Company's financial reporting.

        The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

        The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the Audit Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under PCAOB Ethics and Independence Rule 3526 (Communicating with Audit Committee Concerning Independence), and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2016 was compatible with the independent public accountants' independence.

        Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company's internal control and the audit of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company's SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the

Company's management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the SEC.

AUDIT COMMITTEE
Steven C. Good Meyer Luskin William F. Ballhaus James Hawkins

 CODE OF ETHICS AND CONDUCT

        We have adopted a Code of Ethics and Conduct, which applies to all of our directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2016. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of our website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

        We have adopted a formal policy with regard to directors' attendance at annual meetings of stockholders. All members of our Board of Directors are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of our directors attended last year's annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

        Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing our Secretary at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. Our Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of our Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal control or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of our website – http://www.osi-systems.com – or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

        In certain cases only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. We undertake to deliver promptly upon written or oral request a separate copy of the Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to our Secretary at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials by directing such request to the same mailing address.

 STOCKHOLDER PROPOSALS

        In the event that a stockholder desires to have a proposal included in our proxy statement and form of proxy used in connection with our next annual meeting of stockholders, the proposal must be delivered in writing to our Secretary and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to us would be June 23, 2017, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement.

        Our Bylaws provide that if a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to us no more than 120 days and no less than 90 days prior to December 6, 2017, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after December 6, 2017, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in our Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of the previous filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Report of Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such report by reference therein. In addition, information on our website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

        We do not know of any other business to be presented at the Annual Meeting and do not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors,

Victor S. Sze Secretary
Hawthorne, California October 21, 2016

Appendix A

FIRST AMENDMENT TO

AMENDED AND RESTATED OSI SYSTEMS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

        The following constitutes an amendment (the "Amendment") to the Amended and Restated 2008 Employee Stock Purchase Plan (the "Plan") of OSI Systems, Inc., a Delaware corporation ("OSI Systems, Inc."). Except as expressly set forth herein, this Amendment is not intended to otherwise modify or change the Plan, and all other terms and conditions of the Plan shall remain in full force and effect. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

        The Plan is hereby amended as follows:

        Section 19 of the Plan is amended and restated to read in its entirety as follows:

        "Amendment or Termination.    The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable to comply with applicable law or rule, provided that no Participant's existing rights are adversely affected thereby."

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OSI Systems, Inc. c/o Broadridge Corporate Issuer Solutions P O Box 1342 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Brentwood, NY 11717 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Deepak Chopra 06 James B. Hawkins 02 Ajay Mehra 07 Gerald Chizever 03 Steven C. Good 04 Meyer Luskin 05 William F. Ballhaus The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017. Approval of the First Amendment to the Amended and Restated OSI Systems, Inc. 2008 Employee Stock Purchase Plan. Advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2016. 3 4 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000301472_1 R1.0.1.29

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap are available at www.proxyvote.com OSI SYSTEMS, INC. Annual Meeting of Stockholders December 6, 2016 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned appoints each of Deepak Chopra and Ajay Mehra with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the stockholders' annual meeting of OSI Systems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne, California on December 6, 2016 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side of this proxy. I revoke any proxy previously given. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named "FOR" proposals 1, 2, 3, and 4 and in their discretion on any other matters properly brought to a stockholder vote at the meeting. If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutes voting instructions for any shares so held. Continued and to be signed on reverse side 0000301472_2 R1.0.1.29